UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☐                              Filed by a Party other than the Registrant  ☒

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

COMMONWEALTH REIT

(Name of the Registrant as Specified In Its Charter)

CORVEX MANAGEMENT LP

KEITH MEISTER

RELATED FUND MANAGEMENT, LLC

RELATED REAL ESTATE RECOVERY FUND GP-A, LLC

RELATED REAL ESTATE RECOVERY FUND GP, L.P.

RELATED REAL ESTATE RECOVERY FUND, L.P.

RRERF ACQUISITION, LLC

JEFF T. BLAU

RICHARD O’TOOLE

DAVID R. JOHNSON

JAMES CORL

EDWARD GLICKMAN

PETER LINNEMAN

JIM LOZIER

KENNETH SHEA

EGI-CW HOLDINGS, L.L.C.

DAVID HELFAND

SAMUEL ZELL

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Corvex and Related Encourage CommonWealth REIT Shareholders to Sign, Date and Return the GREEN Proxy Card Today

Special Meeting of Shareholders Scheduled For May 23, 2014

NEW YORK, NY, April 30, 2014 – Corvex Management LP and Related Fund Management, LLC, whose separately managed investment funds collectively own approximately 9.6% of the outstanding shares of CommonWealth REIT (NYSE:CWH), today reminded shareholders to promptly sign, date and return the GREEN proxy card to elect the Corvex/Related slate of trustee nominees – James Corl, Edward Glickman, David Helfand, Peter Linneman, Jim Lozier, Kenneth Shea and Samuel Zell – at the upcoming special meeting of shareholders.

CommonWealth REIT has announced that the special meeting of shareholders will be held at 10:00 a.m., local time, on Friday, May 23, 2014 at the offices of Sullivan & Worcester LLP, One Post Office Square, Boston, Massachusetts 02109. CommonWealth has also announced that the record date for the special meeting was April 23, 2014.

CommonWealth REIT has confirmed to Corvex and Related that, except for the Corvex/Related nominees, no additional trustee nominations were made by other shareholders prior to the deadline for special meeting nominations on April 21, 2014.

If you have any questions regarding the voting of your shares please contact our proxy solicitor, D.F. King Co., at (212) 269-5550.

About Corvex Management LP

Corvex Management LP is an investment firm headquartered in New York, New York that engages in value-based investing across the capital structure in situations with identifiable catalysts. Corvex was founded in March 2011 and follows an opportunistic approach to investing with a specific focus on equity investments, special situations and distressed securities largely in North America.

About Related Fund Management LLC

Related Fund Management, LLC is an affiliate of Related Companies, one of the most prominent privately-owned real estate firms in the United States. Formed 40 years ago, Related is a fully integrated, highly diversified industry leader with experience in virtually every aspect of development, acquisitions, management, finance, marketing and sales. Related’s existing portfolio of real estate assets, valued at over $15 billion, is made up of best-in-class mixed-use, residential, retail, office and affordable properties. For more information about Related Companies please visit www.related.com.

Additional Information Regarding the Solicitation

Corvex Management LP and Related Fund Management, LLC have filed a definitive solicitation statement with the Securities and Exchange Commission (the “SEC”) to solicit proxies to elect a slate of new trustees at the special meeting of shareholders. Investors and security holders are urged to read the definitive solicitation statement and other relevant documents because they contain important information regarding the solicitation. The definitive solicitation statement and all other relevant documents are available, free of charge, on the SEC’s website at www.sec.gov. Information regarding the participants in the solicitation and a description of their direct and indirect interests, by security holdings or otherwise, to the extent applicable, is available in the definitive solicitation statement filed with the SEC on January 28, 2014, Supplement No. 1 filed with the SEC on February 13, 2014 and Supplement No. 2 filed with the SEC on April 2, 2014.

For further information, contact:

Rupal Doshi

Corvex

(212) 474-6750

rdoshi@corvexcap.com

Joanna Rose

Related

(212) 801-3902

jrose@related.com

INVESTORS:

Edward McCarthy / Richard Grubaugh

D.F. King & Co., Inc.

(212) 269-5550